Bay View
                                   Capital Corporation
                   News Release
                   ------------


                                      NYSE:        BVC
                                      Web Site:    www.bayviewcapital.com
                                      Contact:     Mark E. Lefanowicz
                                                   (650) 294-7730
                                                   Mike Churchill
                                                   (650) 294-7710


FOR IMMEDIATE RELEASE


October 2, 2000


             BAY VIEW CONFIRMS ANTICIPATED ACTION BY FEDERAL RESERVE

     San Mateo, California - Bay View Capital Corporation (NYSE: BVC) confirmed today that although it has sufficient cash to pay the September 30, 2000 dividend on its 9.76% Capital Securities (NYSE: BVS), the Federal Reserve Bank of San Francisco has denied the Company's request for approval to make the distribution.

     As previously announced, pursuant to the terms of the Capital Securities, the Company has deferred distributions until such time as approval can be obtained. The Company fully intends to continue to seek such approval; however, it cannot predict when approval may be obtained. During this deferral period, distributions to which holders are entitled will continue to accrue at an annual rate of 9.76% of the liquidation amount of $25 per Capital Security, plus accumulated additional distributions at the same rate, compounded quarterly, on any unpaid distributions (to the extent permitted by law).

     Bay View Capital Corporation is a diversified financial services holding company with over $6 billion in assets. Headquartered in San Mateo, California, it is the parent company of Bay View Bank, N.A. and its subsidiaries, Bay View Acceptance Corporation, Bay View Commercial Finance Group, and Bay View Franchise Mortgage Acceptance Company.


                           Forward-Looking Statements

     This press release contains forward-looking statements which describe the Company's future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond the Company's control and which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect forward-looking statements include, among other things:

o    the demand for the Company's products;
o    actions taken by the Company's competitors;
o    tax rate changes, new tax laws and revised tax law interpretations;



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o    adverse changes occurring in the securities markets;
o inflation and changes in prevailing interest rates that reduce margins or the fair value of the financial instruments held;
o economic or business conditions, either nationally or in the Company's market areas, that are worse than expected;
o    legislative  or  regulatory  changes that  adversely  affect the  Company's business;
o    the inability to sell or securitize assets;
o the timing, impact and other uncertainties of asset sales or acquisitions and the Company's success or failure in the integration of their operations;
o the ability to enter new geographic and product markets successfully and capitalize on growth opportunities;
o    technological changes that are more difficult or expensive than expected;
o increases in delinquencies and defaults by borrowers and other loan delinquencies;
o    increases in the provision for losses on loans and leases;
o    the inability to sustain or improve the performance of subsidiaries;
o the inability to achieve the financial goals in the Company's strategic plans, including any financial goals related to both contemplated and consummated asset sales or acquisitions;
o    the outcome of lawsuits or regulatory disputes;
o    credit and other risks of lending, leasing and investment activities; and
o the inability to use net operating loss carryforwards currently held by the Company.

     As a result of the above, the Company cannot assure that future results of operations or financial condition or any other matters will be consistent with those presented in any forward-looking statements. Accordingly, the Company cautions you not to rely on these forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update these forward-looking statements, which speak only as of the date made.


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